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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 5, 1999
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                Date of Report (Date of earliest event reported)

                                CIENA Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                0-21969               23-2725311
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   (State or other jurisdiction   (Commission           (IRS Employer
      of incorporation)             File No.)          Identification No.)

                 1201 Winterson Road, Linthicum, Maryland  21090
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               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (410) 865-8500
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                                 Not applicable
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          (Former name or former address, if changed since last report)

                           Exhibit Index on Page 2
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Item 5.    Other Events.

           In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and following the closing of the acquisition of Lightera Networks, Inc., CIENA Corporation is filing cautionary statements identifying important factors that could cause CIENA's actual results to differ materially from those projected in forward-looking statements made by or on behalf of CIENA. A first group of these statements relates primarily to CIENA's business prior to the acquisition of Lightera Networks, Inc. and the pending acquisition of Omnia Communications, Inc.; a second group of these statements address the ways in which certain risks are magnified or newly introduced as a result of these acquisitions. These statements amend and supersede prior cautionary statements filed by CIENA to the extent that they are inconsistent with those statements, and are also being re-formatted in response to the new "plain English" requirements of the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

    (99)   Additional Exhibits

           99.1 Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.




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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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                                      CIENA CORPORATION
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Date:  April 5, 1999                  By: /s/  G. Eric Georgatos
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                                          Sr. Vice President, General Counsel and
                                          Secretary
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